                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                               TRC COMPANIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                  Merrill Corporation -- Edgar Services Group
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                         TRC





     NOTICE OF ANNUAL MEETING TO BE HELD OCTOBER 23, 1998


TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of TRC Companies, Inc. will be held Friday, October 23, 1998 at 10:00 a.m., at the Company's executive office, 5 Waterside Crossing, Windsor, Connecticut, to consider and take action on the following items:

     1.   The election of five directors for the ensuing year;

     2. The appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending June 30, 1999; and

     3. Such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on September 8, 1998 will be entitled to vote at the meeting.

Shareholders who do not expect to attend the meeting and wish their shares voted pursuant to the accompanying proxy are requested to sign and date the proxy and return it as soon as possible in the enclosed reply envelope.

By Order of the Board of Directors


/s/ Harold C. Elston, Jr.

Harold C. Elston, Jr.
Senior Vice President, Secretary and Treasurer



Dated at Windsor, Connecticut
September 23, 1998





                               TRC Companies, Inc.
                 5 Waterside Cossing - Windsor, Connecticut  06095
                     Telephone 860-289-8631 - Fax 860-298-6399

                             CUSTOMER-FOCUSED SOLUTIONS

                                   PROXY STATEMENT


GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of TRC Companies, Inc. (the "Company") from the holders of the Company's Common Stock for the Annual Meeting (the "Meeting") to be held October 23, 1998, and any adjournments thereof. The giving of a proxy does not affect your right to vote should you attend the Meeting in person, and the proxy may be revoked at any time before it is voted by voting in person at the Meeting or by giving the Secretary of the Company a signed instrument revoking the proxy or a signed proxy of a later date. Each properly executed proxy not revoked will be voted in accordance with instructions therein. If no instructions are specified in the proxy, it is the intention of the persons named in the accompanying proxy to vote FOR the election of the nominees named therein as directors of the Company and FOR the matters described in item 2 in the Notice of Annual Meeting.

     The vote required for the election of directors and approval of the other proposal is set forth in the discussion of the proposals. Abstentions are not counted as votes "for" or "against" a proposal, but where the affirmative vote of a majority of the shares of Common Stock present or represented on a proposal is required for approval (Proposal 2), abstentions are counted in determining the number of shares present or represented. On proposals which require the affirmative vote of a majority of the outstanding shares for approval, abstentions have the same effect as a vote "against." New York Stock Exchange rules permit brokers to vote on both proposals in instances where the broker has not received instructions from the beneficial owner of the shares.

     The Company's Annual Report, including financial statements, for the fiscal year ended June 30, 1998, is being mailed to shareholders along with the Notice of Annual Meeting and Proxy Statement. The financial statements and the discussion and analysis by management of the Company's results of operations and financial condition contained in the Annual Report of the Company for the fiscal year ended June 30, 1998 are incorporated herein by reference.

     The record date for determining those shareholders entitled to vote at the Annual Meeting was September 8, 1998. On that date, the Company had 6,228,332 shares of Common Stock outstanding and entitled to vote.* Each share of Common Stock is entitled to one vote.

     The mailing address of the Company's principal executive office is 5 Waterside Crossing, Windsor, CT 06095, and the approximate date on which this Proxy Statement and the form of proxy are first being sent to shareholders is September 23, 1998.



-------------------------
*Does not include 459,770 shares issued in connection with the acquisition of Environmental Solutions, Inc. which will not be votable until delivered in December 1999, and 94,100 shares issued in connection with the acquisition of and Hydro-Geo Consultants, Inc. which will not be votable until delivered in February 2003.

PRINCIPAL SHAREHOLDERS

     The table below sets forth information as of September 8, 1998 with respect to all persons known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock. Information in the table was reported to the Company by the beneficial owners on forms as required by the Securities and Exchange Commission.

        NAME AND ADDRESS OF                       NUMBER OF SHARES          PERCENT OF
         BENEFICIAL OWNER                         BENEFICIALLY OWNED       COMMON STOCK
        -------------------                       ------------------       ------------
State of Wisconsin Investment Board                    664,900                  9.8
  Madison, Wisconsin
T. Rowe Price Associates, Inc.                         525,000                  7.7
  Baltimore, Maryland
The TCW Group, Inc.                                    456,300                  6.7
  Los Angeles, California
Dimensional Fund Advisors Inc.                         441,250                  6.5
  Santa Monica, California
Sven B. Karlen, Jr.                                    425,000                  6.3
  Grandview Partners L.P.
  Boston, Massachusetts
Richard D. Ellison                                     394,828*                 5.8
  Chairman, President,
  Chief Executive Officer,
  and Director of the Company
  Windsor, Connecticut


-------------------------
*See Footnote, page 5.

ELECTION OF DIRECTORS

     The five individuals named in the following table have been nominated for election to the Board of Directors, each to serve for a one-year term and until his successor is duly elected and qualified. All of the nominees were elected directors at the 1997 Annual Meeting.

     Should any of such nominees decline or become unable to serve as a director prior to election, the persons named in the proxy will vote for the election of a substitute nominee, if any, designated by the Board of Directors. The Company has no reason to believe that any nominee will decline or be unable to serve.


           NAME, PRINCIPAL OCCUPATION                                                          SERVED AS
           DURING PAST FIVE YEARS AND                                                          DIRECTOR
          OTHER CORPORATE DIRECTORSHIPS                                         AGE              SINCE
          -----------------------------                                         ---            ---------
Richard D. Ellison                                                              59               1997
CHAIRMAN, PRESIDENT, CHIEF EXECUTIVE OFFICER AND
DIRECTOR OF THE COMPANY AND PRESIDENT
OF TRC ENVIRONMENTAL SOLUTIONS, INC.

Edward G. Jepsen                                                                55               1989
EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
OF AMPHENOL CORPORATION

Edward W. Large, Esq.                                                           68               1990
COUNSEL TO THE LAW FIRMS OF CROWELL & MORING AND DAY, BERRY
& HOWARD; FORMERLY EXECUTIVE VICE PRESIDENT AND DIRECTOR
OF UNITED TECHNOLOGIES CORPORATION

Richard J. McGuire, Jr.                                                         54               1997
PRESIDENT OF TRC MARIAH ASSOCIATES, INC.

J. Jeffrey McNealey, Esq.                                                       54               1985
PARTNER IN THE LAW FIRM OF PORTER, WRIGHT, MORRIS & ARTHUR


     At the Annual Meeting of Shareholders held on October 24, 1997, approximately 87% of the total number of shares entitled to vote at that Meeting for the election of directors were represented in person or by proxy. More than 99% of the shares voting at that Meeting were cast in favor of each of the foregoing directors.

     The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to elect each nominee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF THE COMPANY.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held nine meetings during the fiscal year ended June 30, 1998. All directors had perfect attendance records for meetings of the Board of Directors and of the committees of which they were members.

     The Audit Committee of the Board of Directors, currently composed of Messrs. Jepsen (Chairman), Large and McNealey, met two times during the fiscal year ended June 30, 1998. The Audit Committee, which is elected annually, reviews with PricewaterhouseCoopers LLP, the Company's independent accountants, the audit plan and the internal accounting controls for the Company and its subsidiaries, as well as the Company's consolidated financial statements. The Audit Committee reports to the Board of Directors. It also recommends to the Board the selection of the independent accountants for the Company.

     The Compensation Committee of the Board of Directors, currently composed of Messrs. Large (Chairman), Jepsen and McNealey, met two times during the fiscal year ended June 30, 1998. The Committee approves the general salary scale for senior employees of the Company and its subsidiaries and specifically establishes the compensation package for the Chairman and the executive officers. The Committee's actions are discussed more fully in the Compensation Committee Report on Executive Compensation (see page 9).

     The Nominating Committee of the Board of Directors, currently composed of Messrs. McNealey (Chairman) and Large, met two times during the fiscal year ended June 30, 1998. The Committee reviews the organization, structure, size and composition of the Board and recommends to the Board nominees to serve as directors.

     The Special Committee of the Board of Directors formed in fiscal 1997 met six times in fiscal 1998 and was dissolved in December 1997.

COMPENSATION OF DIRECTORS

     Each non-employee director of the Company receives an annual retainer of $20,000. Directors who are also employees of the Company or any of the Company's subsidiaries receive no remuneration for serving as directors. In addition, the directors participate in the Company's Stock Option Plan. In lieu of receiving their retainers for fiscal 1999 and 2000, Messrs. Large, Jepsen and McNealey each elected to receive options to purchase 20,000 shares of the Company's Common Stock. These options will vest in equal quarterly installments over the next two years assuming continued service during that period. See Footnote 3 on page 6 for a further description of these options.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth as of September 8, 1998, the total number of shares of the Company's Common Stock beneficially owned by each director and named executive officer of the Company and all directors and executive officers as a group based upon information furnished by each director and executive officer.

                                                  SHARES BENEFICIALLY
                                                    OWNED DIRECTLY                PERCENT OF
NAME OF INDIVIDUAL OR GROUP                         OR INDIRECTLY(1)            COMMON STOCK(2)
---------------------------                       -------------------           ---------------
John H. Claussen                                        34,978(3)                       *
Richard D. Ellison                                     394,828(4)                      5.8
Glenn E. Harkness                                       10,746(5)                       *
Edward G. Jepsen                                        63,566(6)                       *
Miro Knezevic                                          173,066(7)                      2.5
Edward W. Large                                         22,166(6)                       *
Richard J. McGuire, Jr.                                238,701(8)                      3.5
J. Jeffrey McNealey                                     16,206(6)                       *

All directors and executive officers as a group        968,896(9)                     14.0
(9 individuals)


-------------------------
*Indicates that the number of shares owned represents less than 1% of the Common Stock

(1) Includes shares which may be acquired within sixty (60) days by the exercise of outstanding options and warrants.

(2) The number of shares that may be acquired within sixty (60) days by the exercise of outstanding options and warrants has been added to the number of shares actually outstanding for purposes of computing ownership percentages.

(3) Includes 28,959 shares that may be acquired by the exercise of outstanding stock options.

(4) Includes 50,000 shares that may be acquired by the exercise of outstanding options and warrants. Also includes 344,828 shares payable pursuant to the Asset Purchase Agreement dated March 21, 1994, under which the Company purchased the business assets, liabilities and obligations of Environmental Solutions, Inc. These shares are not deliverable until December 1999, and Mr. Ellison disclaims beneficial ownership of these shares. See Certain Transactions, page 11.

(5) Includes 6,708 shares that may be acquired by the exercise of outstanding stock options.

(6) Includes 7,166 shares that may be acquired by the exercise of outstanding stock options.

(7) Includes 26,563 shares that may be acquired by the exercise of outstanding options and warrants. Also includes 114,942 shares payable pursuant to the Asset Purchase Agreement dated March 21, 1994, under which the Company purchased the business assets, liabilities and obligations of Environmental Solutions, Inc. These shares are not deliverable until December 1999, and Mr. Knezevic disclaims beneficial ownership of these shares. See Certain Transactions, page 11.

(8) Includes 2,500 shares that may be acquired by the exercise of outstanding stock options.

(9) Includes 144,145 shares for directors and executive officers that may be acquired by the exercise of outstanding options and warrants.

COMPENSATION OF EXECUTIVE OFFICERS

     a)  SUMMARY COMPENSATION TABLE

     The Summary Compensation Table that follows sets forth the compensation for services in all capacities earned by the Company's Chairman, Chief Executive Officer and President and the other four most highly compensated executive officers of the Company and its subsidiaries (the "named executive officers") for each of the three years in the period ended June 30, 1998.

                                       SUMMARY COMPENSATION TABLE

                                                                            Long Term
                                                Annual Compensation(1)  Compensation(2), (3)
                                                ----------------------  --------------------       All Other
         Name and                                                             Option                Compen-
     Principal Position            Year       Salary ($)      Bonus ($)      Awards (#)           Sation ($)(4)
    ------------------            ----        ----------      ---------     -----------           --------------
RICHARD D. ELLISON                1998         $336,300        $   -          100,000               $   -
Chairman, President and           1997          340,800            -           18,000                   -
 Chief Executive Officer          1996          392,200            -              -                     -

MIRO KNEZEVIC                     1998          205,500            -          112,500                   -
Executive Vice President          1997          210,800            -           15,000                   -
 of TRC Environmental             1996          224,900            -              -                     -
 Solutions, Inc.

JOHN H. CLAUSSEN                  1998          197,300            -           25,000                 6,276
President of TRC                  1997          197,700            -           35,000                 6,182
 Environmental Corporation        1996          195,600         15,000          5,000                 6,476

RICHARD J. MCGUIRE, JR.           1998          189,900            -           20,000                 6,380
President of TRC                  1997          196,000            -           18,000                 3,522
 Mariah Associates, Inc.          1996          228,900            -              -                   6,239

GLENN E. HARKNESS                 1998          161,600            -            5,000                 5,732
Senior Vice President of TRC      1997          158,400            -            9,000                 6,415
 Environmental Corporation        1996          156,700            -            2,250                 5,918

-------------------
(1) Pursuant to the rules on executive compensation disclosure adopted by the Securities and Exchange Commission, no amounts for executive perquisites and other personal benefits are shown because the aggregate dollar amount per executive is less than either $50,000 or 10% of annual salary and bonus.

(2) The Company has not made any restricted stock awards and its long-term incentive awards to executive officers consist of stock options rather than cash payments.

(3) Options are granted at 100% of market price of the underlying common stock on the date of grant. All options granted in fiscal 1998 have ten-year terms and vest in equal one-eighth increments in each of the eight fiscal quarters following the date of grant. Options were granted in fiscal 1998 in exchange for a reduction in cash compensation to grantees over the next two years with individuals receiving one option for every two dollars in aggregate salary reduction over such two-year period. As an example, Mr. Ellison's grant of 100,000 options reflects a commitment of a cash salary reduction of $100,000 in each of the next two years or an aggregate salary reduction of $200,000. These options do not terminate on termination of employment except to the extent not then vested. Vesting may accelerate in certain change of control situations. Series A and Series B options granted in fiscal 1997 lapsed in their entirety prior to vesting in accordance with their terms.

(4) Amounts of all other compensation include (i) contributions by the Company under the 401(k) Retirement and Savings Plan and (ii) officers' supplemental health benefit of up to $1,000 for each executive officer.

     b)  OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual grants of options to purchase the Company's Common Stock during the 1998 fiscal year to the named executive officers. The Company does not have a program to grant stock appreciation rights.


                                                        Individual Grants
                               ------------------------------------------------------------------
                                                                                                     Potential Realizable Value
                                                                                                       at Assumed Annual Rates
                                  Number of                                                         of Stock Price Appreciation
                                   Shares        % of Total Options                                      For Option Term(2)
                                 Underlying          Granted to         Exercise or                 ----------------------------
                                  Options           Employees in        Base Price     Expiration
             Name              Granted (#)(1)       Fiscal Year           ($/Sh)          Date         5%                  10%
             ----              --------------    ------------------     ------------   ----------   --------            --------
RICHARD D. ELLISON               100,000               20.6                $4.50       05/31/08     $124,335            $274,725
Chairman, President and
 Chief Executive Officer

MIRO KNEZEVIC                    112,500               23.2                 4.50       05/31/08      139,877             309,066
Executive Vice President
 of TRC Environmental
 Solutions, Inc.

JOHN H. CLAUSSEN                  25,000                5.2                 4.50       05/31/08       31,084              68,681
President of TRC
 Environmental Corporation

RICHARD J. MCGUIRE, JR.           20,000                4.1                 4.50       05/31/08       24,867              54,945
President of TRC
 Mariah Associates, Inc.

GLENN E. HARKNESS                  5,000                1.0                 4.50       05/31/08        6,217              13,736
Senior Vice President of TRC
 Environmental Corporation

-------------------
(1) Options are granted at 100% of market price of the underlying common stock on the date of grant. All options granted in fiscal 1998 have ten-year terms and vest in equal one-eighth increments in each of the eight fiscal quarters following the date of grant. Options were granted in fiscal 1998 in exchange for a reduction in cash compensation to grantees over the next two years with individuals receiving one option for every two dollars in aggregate salary reduction over such two-year period. As an example, Mr. Ellison's grant of 100,000 options reflects a commitment of a cash salary reduction of $100,000 in each of the next two years or an aggregate salary reduction of $200,000. These options do not terminate on termination of employment except to the extent not then vested.

(2) These amounts represent certain assumed rates of appreciation in accordance with Securities and Exchange Commission rules. The actual value, if any, that an executive officer may realize is dependent upon the future performance of the Common Stock and continued employment through the vesting period. Vesting may accelerate in certain change of control situations.

     c) AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT FISCAL YEAR END

     The following table provides information with respect to the named executive officers concerning the exercise of stock options during the 1998 fiscal year and unexercised options held as of the end of the fiscal year.

                                                                               Number of Shares            Value of Unexercised
                                                                           Underlying Unexercised         In-the-Money Options at
                                Shares Acquired                              Options at 6/30/98                6/30/98 ($)(1)
   Name                         On Exercise (#)     Value Realized ($)    Exercisable/Unexercisable      Exercisable/Unexercisable
   ----                         ---------------     ------------------    -------------------------      --------------------------
RICHARD D. ELLISON                     -                   -                    -      100,000           $     -          $    -
 Chairman, President and
  Chief Executive Officer

MIRO KNEZEVIC                          -                   -                    -      112,500                 -               -
Executive Vice President
 of TRC Environmental
 Solutions, Inc.

JOHN H. CLAUSSEN                       -                   -                 23,334     42,916               1,667      3,333
President of TRC
 Environmental
 Corporation

RICHARD J. MCGUIRE, JR.               -                    -                    -       20,000                  -              -
President of TRC
 Mariah Associates, Inc.

GLENN E. HARKNESS                     -                    -                  5,333      6,167                  -              -
Senior Vice President
 of TRC Environmental
 Corporation


-------------------------
1 Based upon the closing price of the Company's Common Stock on June 30, 1998 of $4.50.

     d)  EMPLOYMENT CONTRACTS AND TERMINATION/CHANGE-IN-CONTROL ARRANGEMENTS

     Pursuant to the Company's acquisition of Environmental Solutions, Inc., a subsidiary of the Company entered into employment agreements with Richard D. Ellison and Miro Knezevic. In addition, all amounts outstanding under the Amended Subordinated Note issued by the Company in favor of R&M Corporation, a corporation of which Messrs. Ellison and Knezevic are the sole shareholders, are subject to acceleration in the event Mr. Ellison no longer holds the office of Chairman, Chief Executive Officer and President of the Company as a result of action of the Company's Board of Directors. See Certain Transactions, page 11.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is composed of three independent, outside directors. The Committee is responsible for establishing and administering the Company's executive compensation programs. The Committee seeks to achieve the following objectives:

     - Competitive pay that allows the Company to attract and retain personnel with skills critical to the long-term success of the Company;

     - Pay for performance to motivate and reward individual and team performance in attaining business objectives and maximizing shareholder value; and

     - Maintenance of compensation costs that enable the Company to remain competitive in the pricing of its services.

     The Company's executive compensation program includes three principal components: (1) base salary; (2) annual bonus; and (3) long-term incentive awards. It is the intent of the Committee to link executive compensation as directly as possible with the Company's financial performance.

BASE SALARY. Ranges of appropriate base salaries are determined by an analysis of salary data on positions of comparable responsibility within the environmental services sector. Committee approval of individual salary changes is based on performance of the executive against financial and strategic objectives and position of the executive in the competitive pay range. Consistent with the compensation philosophy discussed above, the Committee's preference will be to enhance annual bonuses and long-term awards rather than salaries when possible, given competitive salary conditions.

ANNUAL BONUS. The Committee is establishing a bonus program for fiscal 1999 where amounts payable will be determined by financial performance of the Company.

LONG-TERM INCENTIVE AWARDS. The purpose of this element of the executive compensation program is to link management pay with the long-term interest of shareholders, rather than performance in one single fiscal year. The Committee is currently using ten-year stock options to achieve the long-term link and has adopted a vesting requirement for the first two years of the grant. The options are granted pursuant to the Company's Stock Option Plan adopted in 1979 and subsequently amended. In fiscal 1998, Mr. Ellison's compensation consisted of a base salary of $336,300. In addition, Mr. Ellison elected to receive options to purchase 100,000 shares of the Company's common stock in exchange for a reduction in his cash salary compensation of $100,000 in each of the next two years beginning June 1, 1998.

                       SUBMITTED BY THE COMPENSATION COMMITTEE:

                                   Edward W. Large
                                   Edward G. Jepsen
                                   J. Jeffrey McNealey

STOCK PERFORMANCE INFORMATION

     The following graph compares the cumulative, five-year total return on the Company's Common Stock with the Standard & Poor's 500 Stock Index and an index of peer companies. The peer group consists of six other environmental companies providing services similar to those of TRC. The figures presented assume that all dividends, if any, paid over the five-year period were reinvested, and the starting value of each index and the investment in the Company's stock was $100 on June 30, 1993.


                                       [GRAPH]


                JUN-93     JUN-94    JUN-95    JUN-96     JUN-97       JUN-98
 TRC           $100.00    $142.86   $107.14   $  83.93   $  57.14    $  64.29
 S&P 500       $100.00     101.41    127.84     161.08     216.98      282.42
 PEER GROUP    $100.00      76.61     67.81      61.91      59.74       62.69


The companies included in the peer group are Dames & Moore Group Company, Earth Tech Inc. (acquired by Tyco International Ltd. in February, 1996), EMCON, Inc., Harding Lawson Associates, Inc., ICF Kaiser International, Inc. and Roy F. Weston, Inc. Information concerning the peer group and the Standard & Poor's 500 Stock Index was supplied to the Company by Standard & Poor's Compustat, a division of The McGraw-Hill Companies.

CERTAIN TRANSACTIONS

     On March 21, 1994, a subsidiary of the Company acquired the business assets, liabilities and obligations of Environmental Solutions, Inc., an environmental engineering and consulting business headquartered in Irvine, California. The purchase price for the assets consisted of approximately $4.8 million in cash; a $14 million 5.75% three-year promissory note (the "Note"); and 459,770 shares of the Company's Common Stock. The stock is not deliverable until the end of 1999. Mr. Ellison was a 75% shareholder and Mr. Knezevic a 25% shareholder of Environmental Solutions, Inc., and they are entitled to 75% and 25% of the purchase consideration, respectively. In July 1997, the Note was amended to increase the interest rate to the greater of the interest rate paid on the Company's bank debt or 7 3/4% in exchange for an extention of the payment term on the remaining principal balance of $7 million. Also, in connection with the amendment of the Note, a warrant to purchase 50,000 shares of the Company's Common Stock at an exercise price of $4.50 with a term expiring July 11, 2000 was issued. Interest is payable quarterly on the Note at 5 3/4% with the excess accruing and payable at final maturity. Interest payments on the Note totaled $414,631 in fiscal 1998 with an additional $147,243 of interest accruing. Also, on July 1, 1998 the Company made the first of two equal principal payments on the Note of $3.5 million. Mr. Ellison's brother-in-law was employed in the normal course of business by the subsidiary during fiscal 1998 at an annual salary (including bonus) of $113,530.

APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has nominated the firm of PricewaterhouseCoopers LLP to be independent accountants for the Company for the fiscal year ending June 30, 1999.
PricewaterhouseCoopers LLP has been the Company's independent accountants for twelve years. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and available to make statements and to respond to appropriate questions from shareholders. The affirmative vote of a majority of shares present and entitled to vote at the Meeting is required to approve this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY.


1998 SHAREHOLDER NOMINATIONS AND PROPOSALS

     Shareholders who wish to suggest nominees for election to the Board of Directors at the 1999 Annual Meeting should write, on or before May 27, 1999, to the Secretary of the Company at 5 Waterside Crossing, Windsor, CT 06095, stating in detail the qualifications of such persons for consideration by the Nominating Committee of the Board of Directors.

     If any shareholder intends to present a proposal for consideration at the 1999 Annual Meeting of Shareholders, such proposal must also be received by the Secretary of the Company on or before May 27, 1999, in order to be included in the Company's Proxy Statement. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations established by the Securities and Exchange Commission.

OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors knows of no other matters that may be brought before the meeting. However, if any other matters do properly come before the meeting, the persons named in the enclosed proxy will vote upon them in their discretion and in accordance with their best judgment.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WASHINGTON, D.C., IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON REQUEST. ADDRESS REQUESTS TO: TRC COMPANIES, INC., 5 WATERSIDE CROSSING, WINDSOR, CT 06095, ATTENTION: INVESTOR RELATIONS.

     The cost of preparing and mailing the Notice of Annual Meeting, Proxy Statement and Form of Proxy will be paid by the Company. The Company will request banks, brokers, fiduciaries and similar persons to forward copies of such material to beneficial owners of the Company's Common Stock in a timely manner and to request authority for execution of proxies, and the Company will reimburse such persons and institutions for their out-of-pocket expenses incurred in connection therewith. To the extent necessary in order to assure sufficient representation, officers and regular employees of the Company may solicit the return of the proxies by telephone, personal communication or other methods. The extent of this solicitation by personal contact will depend upon the response to the initial solicitation by mail. It is anticipated that the costs of solicitation, if undertaken, will not exceed $1,000.

                          By Order of the Board of Directors



                              /s/ Harold C. Elston, Jr.

                                Harold C. Elston, Jr.
                    Senior Vice President, Secretary and Treasurer

Dated at Windsor, Connecticut
September 23, 1998

                     SOLICITED BY THE BOARD OF DIRECTORS OF
                              TRC COMPANIES, INC.
                                     PROXY

I (We) hereby appoint Richard D. Ellison and Harold C. Elston, Jr. and each of them as proxies with power of substitution and revocation to vote all my (our) shares of Common Stock in TRC Companies, Inc., at the Annual Meeting of Shareholders to be held October 23, 1998 at 10:00 a.m. at the executive offices of the Company at 5 Waterside Crossing, Windsor, Connecticut and at any adjournments thereof: (Please place mark in one box only.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

ITEM 1--Election of five (5) nominees for directors.

FOR              WITHHELD         Richard D. Ellison, Edward G. Jepsen, Edward W. Large, Richard J. McGuire,
 / /             / /              Jr. and J. Jeffrey McNealey.
                                  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT
                                  NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

ITEM 2--The appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending June 30, 1999.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

The Proxies named above will, in their sole discretion, vote upon such other matters as may properly come before the meeting and any adjournments thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE 5 NOMINEES FOR DIRECTOR AND FOR ITEM 2.
                                              Dated ______________________, 1998
                                              __________________________________
                                              __________________________________
                                                         Signature(s)

                                              Please sign exactly as your name
                                              or names appear on this Proxy.
                                              Joint owners should each sign.
                                              Attorneys, executors,
                                              administrators, trustees or
                                              guardians should so indicate when
                                              signing.